Exhibit 99.2

                                                     NEWS RELEASE
MAGELLAN
HEALTH SERVICES                                      16 Munson Road
Getting Better All the Time                          Farmington, CT 06032
                                                     www.MagellanHealth.com


FOR IMMEDIATE RELEASE
---------------------                     INVESTOR CONTACT:  Melissa Rose
                                                             877-645-6464

                                          MEDIA CONTACT:     Erin Somers
                                                             410-953-2405


                         MAGELLAN HEALTH SERVICES NAMES
                      DANIEL N. GREGOIRE AS GENERAL COUNSEL
--------------------------------------------------------------------------------

FARMINGTON, Conn. - January 18, 2005 - Magellan Health Services, Inc. (Nasdaq:MGLN), the nation's leading manager of behavioral health care services, announced today that it has named Daniel N. Gregoire to the post of general counsel.

"Dan Gregoire brings to Magellan a valuable mix of expertise in corporate law, health care industry experience and skill in managing the legal affairs of large public companies," said Steven J. Shulman, chairman and chief executive officer. "Dan will be a terrific addition to our already strong management team and I am very pleased that we have attracted an individual of his caliber to Magellan."

Gregoire was formerly executive vice president, general counsel and secretary of Oxford Health Plans, LLC. While at Oxford, he was responsible for all of the health plan's legal affairs including SEC reporting, governance, compliance and litigation, as well as advice to senior management and the board of directors. Prior to joining Oxford, Gregoire was an attorney and partner with Sheehan, Phinney, Bass and Green P.A., a Manchester, New Hampshire-based law firm. During his nearly 20-year tenure with the firm, he practiced in the areas of corporate and securities law with an emphasis on the health care industry.

Gregoire holds a juris doctorate and a bachelor of arts degree from Boston University. He is a member of the American Bar Association and the American Health Lawyers Association.

About Magellan: Headquartered in Farmington, Conn., Magellan Health Services (Nasdaq:MGLN) is the country's leading managed behavioral health care organization. Its customers include health plans, corporations and government agencies.


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